RETIREMENT INCOME REINSTATEMENT PLAN

                        FOR NON-REPRESENTED EMPLOYEES OF

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                               AND ITS AFFILIATES












                              As Amended and Restated, Effective January 1, 2000


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                                TA6BLE OF CONTENTS

Section 1.  Definitions...................................................1
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Section 2.  Eligibility...................................................5
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Section 3.  Supplemental Retirement Benefit...............................6
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Section 4.  Supplemental Surviving Spouse Benefit........................10
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Section 5.  Administration of the Plan...................................11
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Section 6.  Claims Procedure and Status Determination....................13
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Section 7.  Amendment or Termination.....................................13
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Section 8.  General Provisions...........................................14
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Section 9.  Miscellaneous................................................17
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                      RETIREMENT INCOME REINSTATEMENT PLAN
                        FOR NON-REPRESENTED EMPLOYEES OF
         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED AND ITS AFFILIATES

     Public Service Electric and Gas Company previously established effective January 1, 1995, and currently maintains the Retirement Income Reinstatement Plan for Non-Represented Employees of Public Service Electric and Gas Company and its Affiliates. Effective December 13, 1999, Public Service Electric and Gas Company transferred sponsorship of the plan to Public Service Enterprise Group Incorporated (the "Company") and renamed the plan the "Retirement Income Reinstatement Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates" (the "Plan"). Furthermore, effective as of January 1, 2000, the plan is hereby amended as set forth in this document. This Plan was established for the purpose of assisting in attracting and retaining a stable pool of key managerial and professional talent and long-term key employee commitment by providing certain supplemental retirement benefits for certain of their employees who participate in the Pension Plan of Public Service Enterprise Group Incorporated or the Cash Balance Pension Plan of Public Service Enterprise Group Incorporated. This Plan is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of ERISA, to the extent it provides benefits that would be paid under the Pension Plan of Public Service Enterprise Group Incorporated or the Cash Balance Pension Plan of Public Service Enterprise Group Incorporated but for the limitations of Section 415 of the Code, and an unfunded plan of deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of ERISA, to the extent it provides other benefits.

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Section 1.  Definitions

     When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the Plan:

     1.1 "AFFILIATE" shall mean any organization which is a member of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code
Section 414(c), as modified by Code Section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company or any other entity required to be aggregated with the Company as required by regulations promulgated pursuant to Code Section 414(o).

     1.2 "BENEFICIARY" shall mean any person or persons selected by a Participant on a form provided by the Company who may become eligible to receive the benefits provided under this Plan in the event of such Participant's death.

     1.3 "BENEFIT LIMITATION" shall mean the maximum annual benefit payable to a Participant under the Pension Plan or the Cash Balance Plan in accordance with
Section 415 of the Code.

     1.4 "BOARD OF DIRECTORS" or "Board" shall mean the Board of Directors of the Company.

     1.5 "CASH BALANCE PLAN" shall mean the Cash Balance Pension Plan of Public Service Enterprise Group Incorporated (formerly known as the "Cash Balance Pension Plan of Public Service Electric and Gas Company") and each successor or replacement plan.

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     1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as same may be amended from time to time.

     1.7 "COMPANY" shall mean Public Service Enterprise Group Incorporated.

     1.8 "COMPENSATION" shall mean compensation as defined in the Pension Plan or the Cash Balance Plan, as the case may be, except, for the purposes hereof, Compensation shall also include amounts which have been deferred under any Deferred Compensation Plan of the Company or any Participating Affiliate which would otherwise be excluded solely on account of Subsection 1.10(a) of the Pension Plan or, as the case may be, Subsection 1.1(m)(1) of the Cash Balance Plan.

     1.9 "COMPENSATION LIMITATION" shall mean the maximum amount of annual compensation under Section 401(a)(17) of the Code that may be taken into account in any Plan Year for benefit accrual purposes under the Pension Plan or the Cash Balance Plan.

     1.10 "EMPLOYEE" shall mean any individual in the employ of the Company or a Participating Affiliate who is not included within a unit of employees covered by a collective bargaining agreement. The term "Employee" shall not include a director of the Company or a Participating Affiliate who serves in no capacity other than as a director, a consultant or independent contractor doing work for the Company or a Participating Affiliate or a person employed by a consultant or independent contractor doing work for the Company or a Participating Affiliate.

     1.11 "EMPLOYEE BENEFITS COMMITTEE" or "COMMITTEE" shall mean the Employee Benefits Committee of the Company.

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     1.12 "EMPLOYEE BENEFITS POLICY COMMITTEE" shall mean the Employee Benefits
Policy Committee of the Company.

     1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and as the same may be amended from time to time.

     1.14 "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or next following a Participant's attainment of age 65.

     1.15 "PARTICIPANT" shall mean any Employee or former Employee of the Company or a Participating Affiliate who meets the requirements of Subsection
2.1 of the Plan.

     1.16 "PARTICIPATING AFFILIATE" shall mean any Affiliate of the Company which (a) is the sponsor or a Participating Affiliate of the Pension Plan and/or the Cash Balance Plan; (b) adopts this Plan with the approval of the Board of Directors; (c) authorizes the Board of Directors and the Employee Benefits Committee to act for it in all matters arising under or with respect to this Plan; and (d) complies with such other terms and conditions relating to this Plan as may be imposed by the Board of Directors.

     1.17 "PENSION PLAN" shall mean the Pension Plan of Public Service Enterprise Group Incorporated (formerly known as the "Pension Plan of Public Service Electric and Gas Company"), and each successor or replacement plan.

     1.18 "PENSION PLAN RETIREMENT BENEFIT" shall mean the aggregate annual benefit payable to a Participant pursuant to the Pension Plan or the Cash Balance Plan, as the case may be, by reason of the Participant's termination of employment with the Company and all Affiliates for any reason other than death.

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     1.19 "PENSION PLAN SURVIVING SPOUSE BENEFIT" shall mean the aggregate annual benefit payable to the Surviving Spouse of a Participant pursuant to the Pension Plan or the Cash Balance Plan, as the case may be, in the event of the death of the Participant at any time prior to commencement of payment of the Participant's Pension Plan Retirement Benefit.

     1.20 "PLAN" shall mean this Retirement Income Reinstatement Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates (formerly known as the "Retirement Income Reinstatement Plan for Non-Represented Employees of Public Service Electric and Gas Company and Its Affiliates").

     1.21 "PLAN YEAR" shall mean the calendar year.

     1.22 "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit payable to a Participant pursuant to this Plan by reason of the Participant's termination of employment with the Company and all Affiliates for any reason other than death.

     1.23 "SURVIVING SPOUSE" shall mean a person who is married to a Participant at the date of the Participant's death.

     1.24 "SUPPLEMENTAL SURVIVING SPOUSE BENEFIT" shall mean the benefit payable to a Surviving Spouse pursuant to this Plan.

Section 2.  Eligibility

     2.1 A Participant who is eligible to receive a Pension Plan Retirement Benefit, the amount of which is reduced by reason of (a) the application of the limitations on benefits imposed by application of any provisions of the Code, as in effect on the date for commencement of the Pension Plan Retirement Benefit or as in effect at any time thereafter, to the Pension Plan or the Cash Balance Plan, as the case may be, or (b) the restrictions of Subsection 1.10(a) of the

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Pension Plan or Subsection 1.1(m)(1) of the Cash Balance Plan, shall be eligible to receive a Supplemental Retirement Benefit. The Surviving Spouse of a Participant described in the preceding sentence who dies prior to commencement of payment of his Pension Plan Retirement Benefit shall be eligible to receive a Supplemental Surviving Spouse Benefit.

Section 3. Supplemental Retirement Benefit

     3.1 The Supplemental Retirement Benefit payable to an eligible Participant shall be equal to the excess of (a) over (b) where:

          (a) is the amount of Pension Plan Retirement Benefit to which the Participant would have been entitled under the Pension Plan or the Cash Balance Plan, as the case may be, if such benefit were computed without regard to (i) the exclusion of any amounts pursuant to Subsection 1.10(a) of the Pension Plan, (ii) the exclusion of any amounts pursuant to Subsection 1.1(m)(1) of the Cash Balance Plan, (iii) the Benefit Limitation or (iv) the Compensation Limitation; and

          (b) is the amount of the Pension Plan Retirement Benefit actually payable to the Participant or payable to a third party on the Participant's behalf under the Pension Plan or the Cash Balance Plan, as the case may be.

     The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company and all Affiliates in the form of a single life annuity payable over the lifetime of the Participant only commencing on his Normal Retirement Date.

     3.2. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Pension Plan Retirement Benefit is payable to the Participant

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(including the election to receive a lump sum distribution of the present value of any benefit). The Participant's election under the Pension Plan or the Cash Balance Plan, as the case may be, of any optional form of payment of his Pension Plan Retirement Benefit (with the valid consent of his spouse where required under the Pension Plan or the Cash Balance Plan, as the case may be) shall also be applicable to the payment of his Supplemental Retirement Benefit.

     3.3 Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Pension Plan Retirement Benefit to the Participant commences. Any election under the Pension Plan or the Cash Balance Plan, as the case may be, made by the Participant with respect to the commencement of payment of his Pension Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

     3.4 (a) Notwithstanding the provisions of Sections 3.2 and 3.3 above, an election made by the Participant under the Pension Plan or the Cash Balance Plan, as the case may be, with respect to the form of payment of his Pension Plan Retirement Benefit (with the valid consent of his spouse where required), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved by the Committee with respect to his Supplemental Retirement Benefit; provided, however, that, notwithstanding any other provision of this Plan, no such approval shall be required from and after the occurrence of a Change in Control (as defined below). If the Committee shall not approve such election, then the form of payment or date for commencement of payment of the

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Participant's Supplemental Retirement Benefit shall be selected by the Committee in its sole discretion.

          (b) "Change in Control. For the purposes hereof, a Change in Control shall mean the occurrence of any of the following events:

               (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent

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          thereof outstanding immediately after such merger or consolidation, or
          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     3.5 A Supplemental Retirement Benefit which is payable in any form other than a single life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Subsection 3.1 above as determined by the same actuarial adjustments as those specified in the Pension Plan or the Cash Balance Plan, as the case may be,

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with respect to determination of the amount of the Pension Plan Retirement
Benefit on the date for commencement of payment hereunder.

     Section 4. Supplemental Surviving Spouse Benefit

     4.1 If a Participant dies prior to commencement of payment of his Pension Plan Retirement Benefit under circumstances in which a Pension Plan Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit shall be payable to his Surviving Spouse as hereinafter provided. The Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the excess of (a) over (b) where:

          (a) is the amount of Pension Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Pension Plan or the Cash Balance Plan, as the case may be, if such benefit were computed without regard to (i) the exclusion of any amounts pursuant to Subsection 1.10(a) of the Pension Plan, (ii) the exclusion of any amounts pursuant to Subsection 1.1(m)(1) of the Cash Balance Plan, (iii) the Benefit Limitation or (iv) the Compensation Limitation; and

          (b) is the amount of the Pension Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Pension Plan or the Cash Balance Plan, as the case may be.

     4.2 A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date for commencement of payment of the Pension Plan Surviving Spouse Benefit to the Surviving Spouse and terminating on the date of the last payment of the Pension Plan Surviving Spouse Benefit made before the Surviving Spouse's death.

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     Section 5. Administration of the Plan

     5.1 The Committee shall be the named fiduciary of this Plan responsible for the general operation and administration of this Plan and for carrying out the provisions thereof. The Committee shall have discretionary authority to construe the terms of this Plan.

     5.2 The Committee shall adopt such rules and procedures as it deems necessary and advisable to administer this Plan and to transact its business. Subject to the other requirements of this Section 5, the Committee may--

          (a) employ agents to carry out non-fiduciary responsibilities;

          (b) employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

          (c) consult with counsel, who may be counsel to the Company or an Affiliate; and

          (d) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members.

     However, any action described in sub-paragraphs (b) or (d) of this subsection 5.2, and any modification or rescission of any such action, may be effected by the Committee only by a resolution approved by a majority of the Committee. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to this Plan.

     5.3 The Committee shall keep written minutes of all its proceedings, which shall be open to inspection by the Board of Directors. In the case of any decision by the Committee with

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respect to a claim for benefits under this Plan, such Committee shall include in its minutes a brief explanation of the grounds upon which such decision was based.

     5.4 In performing their duties, the members of the Committee shall act solely in the interest of the Participants in this Plan and their Beneficiaries and

          (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries;

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

          (c) in accordance with the documents and instruments governing this Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

     5.5 In addition to any other duties the Committee may have, the Committee shall review the performance of all persons to whom the Committee shall have delegated or allocated fiduciary duties pursuant to the provisions of this
Section 5.

     5.6 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee, directors and employees of the Company and its Affiliates, and all such former members, directors and employees, for any and all expenses, liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of this Plan.

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     5.7 No member of the Committee nor any delegate thereof shall be personally liable by virtue of any contract, agreement or other instrument made or executed by him or on his behalf in such capacity.

Section 6. Claims Procedure and Status Determination

     6.1 Claims for benefits under this Plan and requests for a status determination shall be filed in writing with the Company.

     6.2 In the case of a claim for benefits, written notice shall be given to the claiming Participant or Beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or Beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Committee and provide the Committee with information in support of his position by submitting such information in writing to the Secretary of the Committee.

     6.3 The Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested and shall notify, in writing, the affected Participant or Beneficiary of its decision and the reasons therefor.

     6.4 In the case of a request for status determination, written notice shall be given to the requesting person within a reasonable time setting forth specific reasons for the decision. Section 7. Amendment or Termination

     7.1 The Company reserves the right to amend or terminate this Plan when, in the sole opinion of the Company, such amendment or

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termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board or of the Employee Benefits Policy Committee and shall be effective as provided for in such resolution.

     7.2 No amendment or termination of this Plan shall directly or indirectly deprive any current or former Participant, Beneficiary or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit payment which has commenced prior to the effective date of such amendment or termination or the right to which has accrued on such effective date.

Section 8. General Provisions

     8.1 This Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or any Affiliate for payment of any benefits hereunder. No Participant, Beneficiary, Surviving Spouse or any other person shall have any interest in any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under this Plan and any such Participant, Beneficiary, Surviving Spouse or other person shall have only the rights of a general unsecured creditor with respect to any rights under the Plan.

     8.2 Except as otherwise expressly provided herein, all terms and conditions of the Pension Plan or the Cash Balance Plan, as the case may be, applicable to a Pension Plan Retirement Benefit or a Pension Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefits payable hereunder. Any Pension Plan Retirement Benefit or Pension Plan Surviving Spouse Benefit, or any other benefit payable under the Pension Plan or the Cash Balance Plan, as the case may be, shall be paid solely in accordance with the terms and conditions of the Pension Plan or the Cash

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Balance Plan, as the case may be, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Pension Plan or the Cash Balance Plan, as the case may be.

     8.3 Nothing contained in this Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company or any Affiliate will be sufficient to pay any benefit hereunder.

     8.4 No Participant or Surviving Spouse shall have any right to a benefit under this Plan except in accordance with the terms of this Plan. Establishment of this Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any Affiliate.

     8.5 No interest of any person or entity in, or right to receive a benefit under, this Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor any such interest or right to receive a benefits be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     8.6 This Plan shall be construed and administered under the laws of the United States and the State of New Jersey to the extent not superseded by Federal law.

     8.7 If the present value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse benefit is less than $3,500 (or for Plan Years beginning on or after January 1, 1998, is less than $5,000), the Company may pay the present value of such Benefit to the

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Participant or Surviving Spouse in a single lump sum in lieu of any further benefit payments hereunder.

     8.8 Actuarial assumptions to determine the present value of any benefit hereunder shall be the same as used to determine the present value of benefits under the Pension Plan or the Cash Balance Plan, as the case may be.

     8.9 If any person entitled to a benefit payment under this Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and this Plan therefor.

     8.10 The Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets or businesses or with or into or which the Company may be consolidated or merged.

     8.11 Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or,

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within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

     8.12 Notwithstanding any of the preceding provisions of this Plan, none of the Company, the Committee or any individual acting as an employee or agent of the Company or the Committee shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

Section 9. Miscellaneous

     9.1 As used herein, words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless otherwise required by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

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